Exhibit 99.1

Edgio, Inc. Adopts Tax Benefits Preservation Plan

Designed to Protect the Availability of Its Tax Benefits

Move preserves long-term stockholder value by adopting a rights plan intended to protect tax assets

To be submitted for stockholder ratification at 2024 annual meeting of shareholders

PHOENIX — June 7, 2024 — Edgio, Inc. (Nasdaq: EGIO) (the “Company”), today announced that its Board of Directors (the “Board”) has adopted a Tax Benefits Preservation Plan (the “Tax Plan”).

The Company has significant cumulative U.S. net operating loss carryforwards (“NOLs”). As of December 31, 2023 the Company has U.S. federal NOLs of approximately $300 million that can be used to offset taxable income.

The Tax Plan is designed to protect the availability of the Company’s cumulative U.S. NOLs and other tax attributes (collectively, the “Tax Benefits”), which can potentially be utilized in certain circumstances to reduce the Company’s future income tax obligations. Utilization of the Tax Benefits depends on many factors, including the Company’s future taxable income. The Tax Plan reduces the likelihood that any changes in the Company’s investor base would limit the Company’s future use of its Tax Benefits, which would significantly impair the value of such Tax Benefits.

The Company’s ability to use its Tax Benefits would be substantially limited if it were to experience an “ownership change,” as defined under Section 382 of the Tax Code (“Section 382”). In general, a corporation would experience an ownership change if the percentage of the corporation’s stock owned by one or more “5% shareholders,” as defined under Section 382, were to increase by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period (or, if a shorter period, since the Company’s last ownership change). The Company believes that, as a result of prior acquisitions of the Company’s common stock, the Company is at a significant risk of experiencing an ownership change for Section 382 purposes.

The Company may experience ownership changes under Section 382 in the future as a result of subsequent shifts in the Company’s stock ownership that cannot be predicted or controlled that could result in limitations being placed on the Company’s ability to utilize its Tax Benefits. If the Company is limited in its ability to use its Tax Benefits in future years in which the Company has taxable income, the Company will pay more taxes than if it were able to utilize the Tax Benefits fully, which could have a negative impact on the Company’s financial position, results of operations and cash flows. The Tax Plan is designed to reduce the likelihood that the Company will experience an ownership change under Section 382.

The Tax Plan is similar to plans adopted by other publicly held companies with significant NOLs or other substantial Tax Benefits and has a limited duration. The Tax Plan is not designed to prevent any action that the Board determines to be in the best interest of the Company and its shareholders.

To implement the Tax Plan, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock. The Rights will be issued to the Company’s common stock shareholders of record at the close of business on June 17, 2024 pursuant to the Tax Plan. The Rights will be exercisable if a person or group of persons acquires (i) 4.95% or more of the Company’s common stock then-outstanding or (ii) in the Board’s determination, 4.95% or more (by value) of the shares of Company Stock (as defined in the Tax Plan, which defined term includes the Company’s common stock) then-outstanding. The Rights will also be exercisable if a person or group of persons that already owns shares equal to, or exceeding, either such threshold acquires one or more additional shares of Company Stock other than as a result of a dividend or a stock split or for acquisitions pursuant to certain existing securities of the Company described in the Tax Plan. Existing shareholders that already beneficially own shares equal to, or exceeding, either such threshold will be “grandfathered in” at their current ownership level. If the Rights become exercisable, all holders of Rights, other than the person or group of persons triggering the Rights, will be entitled to purchase shares of the Company’s common stock at a 50% discount, if the Rights are not earlier redeemed or exchanged. Rights held by the person or group of persons triggering the Rights will become void and will not be exercisable.

The Tax Plan also includes an exchange option. At any time after any person or group of persons acquires (i) 4.95% or more of the Company’s common stock then-outstanding or (ii) in the Board’s determination, 4.95% or more (by value) of the Company Stock then-outstanding, but in each case, less than 50% or more of the outstanding shares of the Company Stock, the Board, at its option, may exchange all or part of the Rights (other than Rights owned by such person or group of persons which will have become void) at an exchange ratio of one share of the Company’s common stock per outstanding Right (subject to adjustment).

The Rights will expire at the close of business on June 30, 2025. The Rights will expire under other circumstances as described in the Tax Plan, including (i) if the stockholders of the Company do not approve the Tax Plan at the 2024 annual meeting of stockholders of the Company or (ii) on the date set by the Board following a determination that the Tax Plan is no longer necessary or desirable for the preservation of the Tax Benefits or no Tax Benefits are available to be carried forward or are otherwise available. The Board may terminate the Tax Plan prior to the time the Rights are triggered or may redeem the Rights prior to the Distribution Date, as defined in the Tax Plan.

Additional information with respect to the Tax Plan and the related Rights will be contained in a Current Report on Form 8-K that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”). The Rights issued in the Tax Plan are issued pursuant to an agreement between the Company and Equiniti Trust Company, LLC, as the rights agent, a copy of which agreement will be filed as an exhibit to the Form 8-K. For more information regarding the Company’s Tax Benefits, please refer to the Company’s most recent Annual Report on Form 10-K.

About Edgio

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Our developer-friendly, globally scaled edge network, combined with our fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expects,” “estimates,” “intends,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in our SEC filings, including in our most recent reports on Form 10-K and 10-Q, particularly under the heading “Risk Factors.”

All forward-looking statements in this press release are based on information available to the Company as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations Contact:

Sameet Sinha

602-850-4973

ir@edg.io